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                                 EXHIBIT a.(iv)

         Form of Articles of Amendment to the Articles of Incorporation
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                                                                 Exhibit 99a(1V)

                                    FORM OF

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                         THE HARTFORD MUTUAL FUNDS, INC.

      THE HARTFORD MUTUAL FUNDS, INC., a Maryland corporation registered as an open-ended investment company under the Investment Company Act of 1940, as amended (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Articles of Incorporation of the Corporation are hereby amended to rename certain of the series of the Corporation as follows:

                  The Hartford Bond Income Strategy Fund is hereby renamed The Hartford Total Return Bond Fund; and

                  The Hartford Short Maturity Fund is hereby renamed The Hartford Short Duration Fund.

SECOND: The amendment was approved by a majority of the entire Board of Directors of the Corporation and that the amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

THIRD: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940.

      IN WITNESS WHEREOF, The Hartford Mutual Funds, Inc. has caused these Articles of Amendment to be executed by its Vice President and witnessed by its Assistant Secretary on this ___ day of October, 2002. The Vice President of the Corporation acknowledges that the Articles of Amendment are the act of the Corporation, that to the best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Amendment are true in all material respects and that this statement is made under the penalties of perjury.

                                              THE HARTFORD MUTUAL FUNDS, INC.


                                         By:  __________________________________
                                              Kevin J. Carr, Vice President

ATTEST:  _____________________
         Daniel E. Burton
         Assistant Secretary